Exhibit (21)

Target Corporation
(A Minnesota Corporation)

List of Subsidiaries
(As of April 1, 2000)

The Associated Merchandising Corporation (NY)
Bullseye Corporation (DE)
Cahill & Company, Inc. (MN)
Daily Planet Company (MN)
Dayton Credit Company (MN)
Dayton Development Company (MN)
Dayton's Commercial Interiors, Inc.
Dayton's Iron Horse Liquors, Inc.
Eighth Street Development Company (MN)
Highbridge Company (MN)
Highbridge Music Company (MN)
Hometown America Company (MN)
Marshall Field Stores, Inc. (DE)
Marshall Field's Chicago, Inc. (DE)
Mervyn's Brands, Inc.
Mervyn's (CA)
Mervyn's, Inc. (DE)
Northern Creations Company (MN)
Northern Fulfillment Services Company (MN)
Retail Properties, Inc. (DE)
Retailer's National Bank, N.A.
RiverCrossings Company (MN)
Rivertown Trading Company (MN)
Rooftop, Inc. (MN)
RTC Holding, Inc. (MN)
STL of Nebraska, Inc. (MN)
Target Brands, Inc. (MN)
Target Capital Corporation (MN)
Target Connect, Inc. (MN)
Target Foundation (a MN non-for-profit organization)
Target Insurance Agency, Inc. (MN)
Target Receivables Corporation (MN)
Target Services, Inc. (MN)
Target Stores, Inc. (MN)